Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated September 2, 2021, relating to the financial statements of Misonix, Inc, appearing in the Annual Report on Form 10-K of Misonix, Inc. for the year ended June 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Jericho, New York

September 22, 2021